Exhibit 1.01
Entegris, Inc.
Conflict Minerals Report
For the reporting period from January 1, 2021 to December 31, 2021
1.Introduction
This Conflict Minerals Report (this “Report”) of Entegris, Inc. (herein referred to as the “Company”, “we”, “us”, or “our”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the reporting period from January 1, 2021 to December 31, 2021.
The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.
The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products. “Conflict Minerals” are defined as cassiterite, columbite-tantalite (coltan), wolframite, gold and their derivatives, which are limited to tin, tantalum, tungsten, and gold (“3TG”). These requirements apply to registrants whatever the geographic origin of the Conflict Minerals and whether or not they fund armed conflict. The “Covered Countries” for the purposes of the Rule and this Report are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.
If any 3TGs are necessary to the functionality or production of a product manufactured by the registrant or contracted by the registrant to be manufactured and are required to be reported in the calendar year covered by the Specialized Disclosure Report on Form SD (the “Form SD”), the registrant must conduct in good faith a reasonable country of origin inquiry (“RCOI”) regarding those 3TGs that is reasonably designed to determine whether any of the 3TGs originated in the Covered Countries or are from recycled or scrap sources.
Based on its RCOI, if the registrant knows that any of its necessary 3TGs originated in the Covered Countries and are not from recycled or scrap sources, or has reason to believe that its necessary 3TGs may have originated in the Covered Countries and has reason to believe that they may not be from recycled or scrap sources, the registrant must exercise due diligence on the source and chain of custody of its 3TGs that conforms to a nationally or internationally recognized due diligence framework. If, as a result of that due diligence, the registrant is unable to determine that its 3TGs did not originate in the Covered Countries or the registrant determines that its 3TGs did come from recycled or scrap sources, the registrant must annually file a Report as an exhibit to its Form SD that includes a description of its due diligence measures on the source and chain of custody of those 3TGs.
This Report has not been audited.
Certain information contained in this Report may constitute forward-looking statements. These forward-looking statements are based on current management expectations only as of the date of the Form SD to which this Report is an Exhibit and involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Statements that include such words as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “may,” “will,” “should” or the negative thereof and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements. These statements are not a guarantee of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks include but are not limited to, our ability to successfully implement the steps indicated in the “Additional Risk Mitigation Steps” section of this Report, our ability to implement such steps in the anticipated timeframe, and other factors. Except as required under the federal securities laws and the rules and regulations of the SEC, we undertake no obligation to update publicly any forward-looking statements contained herein.
1.1.Company Overview
The Company is a leading supplier of advanced materials and process solutions for the semiconductor and other high-technology industries. Its mission is to help its customers improve their productivity, performance, and technology by providing solutions for the most advanced manufacturing environments. The Company leverages its unique breadth of capabilities to create mission-critical micro contamination control products, specialty chemicals and advanced materials handling solutions that maximize manufacturing yields, reduce manufacturing costs, and enable higher device performance for its customers.
Semiconductors, or integrated circuits, are key components in the electronic devices that have changed the way we live, communicate and work. Products and applications like smartphones, 5G wireless technology, cloud computing, the Internet of Things, machine learning and artificial intelligence, autonomous vehicles and virtual reality will increasingly require faster, more powerful and more energy efficient semiconductors and the Company believes will ultimately drive global chip demand.

To meet the requirements for improved chip performance and density, semiconductor manufacturing processes have rapidly become increasingly complex by moving to smaller geometries, adopting new device architectures, and utilizing new and innovative materials. These complex processes require new materials of ever-increasing purity, quality, and stability to improve and maximize yields. The Company expects to benefit from these two intersecting themes of the growing importance of process materials and materials purity, and the impact they have on semiconductor performance, cost, and reliability. The Company believes these trends are leading to increasing materials content per wafer and filtration opportunity per wafer, which are growth opportunities for the Company.

The Company’s customized materials solutions enable the highest levels of performance essential to the manufacture of semiconductors. As its customers introduce more complex architectures and search for new materials with better electrical and structural properties to improve the performance of their devices, they rely on Entegris as a trusted partner to address these challenges. The Company understands these challenges and has solutions to address them, such as its advanced deposition materials, implant gases, formulated cleaning chemistries and selective etch chemistries. The Company’s customers also require greater end-to-end materials purity and integrity in their manufacturing processes that, when combined with smaller dimensions and more complex architectures, can be challenging to achieve. To enable the use of new metals and the further miniaturization of chips, and to maximize yield and increase long-term device reliability, the Company provides products such as its advanced liquid and gas filtration and purification products that help to selectively remove new classes of contaminants throughout the semiconductor supply chain. In addition, to ensure purity levels are maintained across the entire supply chain, from bulk manufacturing, to transportation to and delivery through a fab, to application onto the wafer, the Company provides high-purity packaging and materials handling products.

The Company’s business is organized and operated in three operating segments, which align with the key elements of the advanced semiconductor manufacturing ecosystem. The Specialty Chemicals and Engineered Materials, or SCEM, segment provides high-performance and high-purity process chemistries, gases and materials, and safe and efficient delivery systems to support semiconductor and other advanced manufacturing processes. The Micro contamination Control, or MC, segment offers solutions to filter and purify critical liquid chemistries and gases used in semiconductor manufacturing processes and other high-technology industries. The Advanced Materials Handling, or AMH, segment develops solutions to monitor, protect, transport, and deliver critical liquid chemistries, wafers, and other substrates for a broad set of applications in the semiconductor industry, life sciences and other high-technology industries. While these segments have separate products and technical know-how, they share common business systems and processes, technology centers and strategic and technology roadmaps. With the technology, capabilities, and complementary product portfolios from these three segments, we believe we are uniquely positioned to collaborate across divisions to create new, co-optimized and increasingly integrated solutions for the Company’s customers. For example, the SCEM segment offers a highly selective nitride etch chemistry, the MC segment provides a liquid filter that is specifically matched to that formulation and the AMH segment ensures the integrity of the product as it is moved to and through the fab environment.

3TGs are used in the Company’s business units which utilize the following components: solid deposition chemistries, sensors, monitors, valves, control modules, displays, pressure transducers, flow controllers, printed circuit boards, printed wire boards, and cables. Tin (primarily in tin-based solder) and gold (in electronic components) are the predominant materials in use, while tantalum is reported on a minimal level, and tungsten is mainly found in tungsten impregnated graphite and a few specialty chemicals.

In February 2014, the Company adopted a policy relating to Conflict Minerals (the “Conflict Minerals Policy”). This Conflicts Mineral Policy incorporates the standards set forth in the Organization for Economic Cooperation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Materials from Conflict-Affected and High-Risk Areas, third edition (the “OECD Guidance”). Our Conflict Minerals Policy can be found on our Corporate Social Responsibility website at https://www.entegris.com/en/home/about-us/corporate-social-responsibility/policies.html.
1.2.Supply Chain
As a developer, manufacturer and supplier of products and materials to semiconductor and other high-technology industries, the Company is several levels removed from the mining and refining of 3TGs.
The Company does not make purchases of raw ore or unrefined 3TGs and makes no direct purchases in the Covered Countries. As a result, we rely on our suppliers to provide information on the origin of 3TGs that may be contained in components and materials supplied to us.
While negotiating new supply agreements or renewals of existing supply agreements, members of our procurement organization provide the requirements of the Rule and Conflict Minerals Disclosure process to suppliers to increase awareness and educate our suppliers on the Rule’s requirement for cooperation and reporting from sub-suppliers.
We are committed to compliance with the Rule and working toward avoiding the use of 3TGs that directly or indirectly finance or benefit armed groups in the Covered Countries. If we become aware of a supplier whose supply chain includes minerals that are not conflict free, we will take appropriates steps to address the situation in a timely manner, including reassessment of the supplier relationship. We expect our suppliers to take similar measures with their sub-suppliers.
2.Reasonable Country of Origin Inquiry Program
The Company conducted a RCOI regarding the 3TGs in materials, components and finished goods supplied to the Company. With the assistance of our third-party compliance partner Assent Compliance Inc. (“Assent”), we contacted all of our suppliers with an automated email describing the compliance requirements and requesting supply chain information be submitted pursuant to version 6.10 or higher of the Responsible Minerals Initiative Conflict Minerals Reporting Template (“CMRT”). Additionally, if a response was not received from the initial contact, follow-up emails were sent to suppliers offering assistance and further information about the requirements of the Rule and its requirements. If, after these outreach efforts, a supplier still did not respond to the survey, the Company’s relevant supplier relationship managers were instructed to contact those suppliers directly for a response. As of May 23, 2022, the Company had an overall response rate from surveyed suppliers of approximately 83.63%.
The Company utilized a software platform which validated the information submitted on CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. All submitted forms are accepted and classified as valid or invalid so that, in either event, data is retained. Suppliers were contacted regarding invalid forms and were encouraged to resubmit a valid form. As of May 23, 2022, we had 24 invalid supplier submissions that were not yet corrected.
Assent compared the list of smelters and refiners provided in our suppliers’ responses to the lists of smelters maintained by the RMI and, if a supplier indicated that a facility was certified as conflict-free, confirmed that the facility was listed on RMI’s list of validated conflict free smelters and refiners of 3TGs. Our suppliers identified a total of 335 smelters and refiners that appear on the lists maintained by RMI. Of these, 231 are validated as conflict free by RMI or a cross-recognized initiative, and, based on information provided by RMI, a further 18 have agreed to undergo or are currently undergoing a third-party audit. Most of the CMRTs we received were made on a company or division level basis which did not allow us to identify which smelters or refiners listed by our suppliers processed the 3TGs contained in our products.
2.1.Reasonable Country of Origin Inquiry Results
Based on the responses to our RCOI, the Company is unable to determine that 3TGs necessary to the functionality or production of our products did not originate in the Covered Countries or were not exclusively from recycled or scrap sources. Accordingly, the Company undertook the measures described below to assess the due diligence practices of the smelters and refiners listed on its unique smelter list that were known or reasonably believed to have sourced from the DRC or that had unknown sourcing.

3.Due Diligence
We established a Conflict Minerals compliance program that is designed to conform, in all material respects, to the framework in the OECD Guidance and the related supplements for gold, tin, tantalum and tungsten. The Guidance identifies five steps for due diligence that should be implemented and provides guidance as to how to achieve each step. We developed our due diligence process to address each of these five steps, namely:

1)Establishing strong company management systems regarding Conflict Minerals;
2)Identifying and assessing risks in our supply chain;
3)Designing and implementing a strategy to respond to identified risks in our supply chain;
4)Utilizing independent third-party audits of supply chain diligence; and
5)Publicly reporting on our supply chain due diligence.

We are a downstream supplier, many steps removed from the mining of 3TGs. Many suppliers, through multiple tiers of distribution, supply the components and materials integrated into our products. Furthermore, the Company does not purchase raw ore or unrefined Conflict Minerals or make purchases from the Covered Countries. The origin of the Conflict Minerals cannot be determined with any certainty once the raw ores are smelted, refined and converted to ingots, bullion or other Conflict Mineral containing derivatives. The smelters and refiners consolidate raw ore and represent the best actors in the total supply chain to possess knowledge of the origin of the ores they procure.

The OECD Guidance specifies that the requirements for compliance should reflect a company’s position in the supply chain. The OECD Guidance states that the implementation of due diligence should be tailored to a company’s activities and relationships and that the nature and extent of due diligence may vary based on a company’s size, products, relationships with suppliers and other factors. Due to practical difficulties associated with supply chain complexities, the OECD Guidance advises that downstream companies exercise due diligence primarily by establishing controls over their immediate suppliers. Accordingly, we rely primarily on our “tier 1” (direct) suppliers to provide information with respect to the origin of the Conflict Minerals contained in the components and materials supplied to us.
3.1.Establish Strong Company Management System
3.1.1. Management System Team
The Company has established a management system with respect to the Rule and the obligations thereof. Our management system includes a cross-functional team, with representatives from Environmental, Health and Safety (“EHS”), Procurement, Product Stewardship, Legal and Internal Audit departments. The Product Stewardship team is responsible for implementing our Conflict Minerals compliance strategy and is led by the Vice President of EHS. Senior management is briefed about the results of the Product Stewardship team’s progress and due diligence efforts on a regular basis.
The Company also uses Assent to assist us with evaluating supply chain information regarding 3TGs, identifying potential risks, and in the development and implementation of additional due diligence steps that we will undertake with suppliers regarding Conflict Minerals.
3.1.2.Conflict Mineral Policy
As described above, in February 2014, the Company adopted the Conflict Minerals Policy incorporating the standards set forth in the then-current version of the OECD Guidance. Our Conflict Minerals Policy can be found on our Corporate Social Responsibility website at https://www.entegris.com/en/home/about-us/corporate-social-responsibility/policies.html.
3.1.3.Control Systems
Internal controls include our on-going initiative of integrating Conflict Minerals related provisions in our supply agreements that require disclosure of 3TGs and Conflict Minerals. In addition, through membership with industry associations like National Association of Environmental Managers (“NAEM”), Semiconductor

Equipment and Materials International (“SEMI”) and Responsible Business Alliance (“RBA”), the Company actively monitors best practices used by other manufacturers in the semiconductor and high technology sectors and participates in industry-wide initiatives to control the use of Conflict Minerals. While a portion of our direct suppliers are also Exchange Act registered companies which are subject to and knowledgeable about the Rule, we also have many other suppliers and distributors that are not registered companies that require additional training to understand the requirements of the Rule. In 2021, the Company continued the engagement with Assent to further implement Conflict Mineral surveys, outreach, and tracking best practices.
3.1.4.Supplier Engagement
In accordance with the OECD requirement to strengthen engagement with suppliers, we have made reasonable inquiries to direct suppliers to obtain 3TG data, provided them with requirements of our Conflict Minerals Policy and informed them as to where they may find additional information on the requirements relating to Conflict Minerals disclosure. The Company has provided education and training relating to the Rule and to Conflict Minerals to all in-scope suppliers by providing such suppliers with access to Assent’s Learning Management System training course. This training is tracked and evaluated based on completion. All suppliers are encouraged to complete all modules within this course. Additionally, as identified earlier, our procurement organization continues to integrate Conflict Minerals related requirements language into new supply agreements or renewals of existing supply agreements during negotiations. Accordingly, we are continuing our attempts to identify risks before entering into such agreements, so that steps can be taken to confirm suppliers have implemented processes to identify the origin of 3TGs.
3.1.5.Maintain Records
As part of our EHS Management System, we have developed a record retention requirement for information relating to the management of our Conflict Minerals compliance process. All relevant records will be retained for a period of 5 years.
3.1.6.Grievance Mechanism
Our Business Code of Conduct, which is available on our website at https://www.entegris.com/en/home/about-us/corporate-social-responsibility/policies.html provides details about our grievance mechanisms, such as the details of our dedicated mailbox and hotline, whereby violations of our policies, including our Conflict Minerals Policy, may be reported. Entegris has notified its suppliers of its confidential grievance reporting process, so that suppliers may provide information regarding Conflict Minerals compliance issues.
3.2.Identify and Assess Risk in the Supply Chain
Because of our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult for us to identify actors upstream from our direct suppliers. We have determined that seeking information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the 3TGs in our supply chain. This was done by adopting methodology outlined by the RMI’s joint industry programs and outreach initiatives and requiring our suppliers to conform with the same standards to meet the OECD Guidelines, and report to us using the CMRT. Through this industry joint effort, we made a reasonable determination of the mines or locations of origin of the 3TGs in our supply chain. We also requested that all of our suppliers support the initiative by following the sourcing initiative and working to align their declared sources with the lists of sourced metals certified by third party sources as “Known” and “Conflict Free”.
We have identified 1795 direct suppliers. We rely on suppliers whose materials or components contain 3TGs to provide us with information about the source of 3TGs contained in those materials or components. Our direct suppliers similarly rely upon information provided by their suppliers. Many of the largest suppliers either are Exchange Act registrants and subject to the Rule or are suppliers to other Exchange Act registrants that are subject to the Rule.
In accordance with OECD Guidelines, it is important to identify and assess risks associated with Conflict Minerals in the supply chain. Risks were identified by assessing the due diligence practices of smelters and refiners identified in the supply chain by upstream suppliers that listed mineral processing facilities on their CMRT declarations. Assent compared these facilities listed in the responses to the list of smelters and refiners maintained by the RMI to ensure that the facilities met the RMI definition of a 3TG processing facility that was operational during the 2021 calendar year.

To assess the risk that any of these smelters posed to our supply chain, Assent determined if the smelter had been audited against a standard in conformance with the OECD Guidance, such as the Responsible Minerals Assurance Process (“RMAP”). We do not typically have a direct relationship with 3TG smelters and refiners and do not perform or direct audits of these entities within our supply chain. Smelters that have completed an RMAP audit are considered to be DRC-Conflict Free. In cases where the smelter’s due diligence practices have not been audited against the RMAP standard, a potential supply chain risk exists.
As of May 23, 2022, we have validated 335 smelters or refiners and are working to validate the additional smelter/refinery entries from the submitted CMRTs. Due to the provision of primarily supplier-level CMRTs, we cannot definitely determine their connection to the Covered Products.
Each facility that meets the RMI definition of a smelter or refiner of a 3TG mineral is assessed according to red flag indicators defined in the OECD Guidance. Five factors are used to determine the level of risk that each smelter poses to the supply chain:
1)Geographic proximity to the DRC and covered countries;
2)Known mineral source country of origin;
3)Responsible Minerals Assurance Process (RMAP) audit status;
4)Credible evidence of unethical or conflict sourcing; and
5)Peer Assessments conducted by credible third-party sources.

Based on these criteria the following facilities were identified with red-flag risks in their supply chain during 2021:
•Tony Goetz NV - CID002587
•African Gold Refinery Limited (AGR) - CID003185
•Kaloti Precious Metals - CID002563
•Sudan Gold Refinery - CID002567
•Fidelity Printers – CID002515

As part of our risk management plan under the OECD Guidance, when these facilities were reported on a CMRT by one of the suppliers surveyed, risk mitigation activities are initiated. Through our Assent Compliance process, submissions that include any of the above facilities immediately produce a response instructing the supplier to take their own risk mitigation actions, including submission of a product specific CMRT to better identify the connection to products that they supply to the Company and action to remove these red flag smelters from their supply chain.
As per the OECD Guidance, risk mitigation will depend on the supplier’s specific context. Suppliers are given clear performance objectives within reasonable timeframes with the goal of progressive elimination of these red flags from the supply chain.
Suppliers are also evaluated on their Conflict Minerals program strength (further assisting in identifying risk in the supply chain). Evaluating and tracking the strength of such Conflict Minerals program can assist in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the supplier’s Conflict Minerals program are:
•Does the supplier have a Conflict Minerals policy in place that prohibits the procurement of 3TGs from sources that directly or indirectly finance or benefit armed groups in the Covered Countries?
•Has the supplier implemented due diligence measures to implement such policy?
•Does the supplier verify due diligence information received from its suppliers?
•Does the supplier’s verification process include corrective action management?

When suppliers meet or exceed those criteria (Yes to at least A, E, G, H on the CMRT 6.01), they are deemed to have a strong program. When suppliers do not meet those criteria, they are deemed to have a weak program.
3.3.Design and Implement a Strategy to Respond to Identified Risks
As per the OECD Guidance, risk mitigation will depend on the supplier’s specific role in the supply chain. When a high-risk smelting facility is reported on a CMRT by a supplier surveyed, risk mitigation will include:

•Requesting the supplier to submit product specific CMRT to better identify the connection to products that they supply to the Company;
•Guiding suppliers to the Assent University learning platform to access educational materials on mitigating the risk of smelters or refiners on the supply chain; and
•If necessary, requesting all of our suppliers whom we have reason to believe are supplying us with 3TGs from sources that may directly or indirectly finance or benefit armed groups in the Covered Countries to establish an alternative source of 3TGs that does not support such conflict, as provided in the OECD guidance. To date, we have found no instances where it was necessary to terminate a contract or find a replacement material or supplier for issues relating to Conflict Minerals.

3.4.Third-Party Audit of Supply Chain Due Diligence
As a downstream purchaser of 3TGs, our due diligence process is based on the necessity of relying on data obtained from our direct suppliers. We also rely on information collected and provided by other external audit programs. As such, we have not conducted third-party audits of any smelters or refiners.
Assent also directly contacts smelters and refiners that are not currently enrolled in the RMAP to encourage their participation and gather information regarding each facilities’ sourcing practices on behalf of its compliance partners. The Company is a signatory of this communication in accordance with the requirements of downstream companies detailed in the OECD Guidance.
3.5.Report on Supply Chain Due Diligence
This Conflict Minerals Report is on file with the SEC and is publicly available on our web site at:
https://www.entegris.com/en/home/about-us/corporate-social-responsibility/policies.html.
4.Due Diligence Results
Attached as Appendix A is a list of all the smelters and refiners listed by our suppliers in their completed CMRTs that appear on the lists of smelters maintained by the RMI. Since many of the CMRTs we received from our suppliers were made on a company or division level basis, rather than on a product-level basis, we are not able to identify which smelters or refiners listed on Appendix A processed the 3TGs contained in our products. Therefore, our list of processing smelters and refiners disclosed in Appendix A may contain more facilities than those that processed the Conflict Minerals contained in our products. The current efforts focus on gathering smelter information via the CMRT and, as the program progresses, requiring full completion of all necessary smelter identification information which will enable the validation and disclosure of the smelters as well as the tracing of 3TGs to their location of origin. Seeking information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of 3TGs in our supply chain.
Certain of the responses provided by suppliers to the CMRT did include the names of facilities listed by the suppliers as smelters or refiners. We do not typically have a direct relationship with 3TG smelters and refiners and do not perform or direct audits of these entities within our supply chain. Assent Compliance, our third-party compliance partner, compared these facilities listed in the responses to the list of smelters maintained by the RMI and, if a supplier indicated that the facility was certified as “RMAP Conformant”, Assent Compliance confirmed that the facility was, in fact, listed as such by RMI.
As of May 23, 2022, we have validated 335 smelters or refiners and are working to validate the additional smelter and refinery entries from the submitted CMRTs. The table set forth on Appendix A to this CMR lists the valid smelters identified by suppliers we surveyed. Not all of these facilities have necessarily processed 3TGs contained in our products covered by this Conflict Minerals Report. This is because our suppliers generally provided information via the CMRT at the company or divisional level, and generally did not limit their CMRT responses to information relating to 3TGs in specific products supplied to us.
Based on the information provided by our suppliers in their CMRT’s, we are aware that there are 237 smelters that are certified “Conflict-Free”, and 18 smelters are active in the RMAP third-party audit process. Many suppliers are still unable to provide the smelters or refiners used for materials supplied to us. Furthermore, many of the responses provided at the company or division level indicated an “unknown” status in terms of determining the origin of 3TGs.

Based on our due diligence, the products that we manufacture or contract to manufacture which contain 3TGs are classified as “DRC conflict undeterminable” in 2021 as information on sources remains incomplete at this time.
5.Additional Risk Mitigation Steps
In keeping with our commitment to continual improvement, our Product Stewardship Team performed a review of our internal program in the first quarter of 2021. Observations and recommendations have been summarized and integrated in the Conflict Minerals Action Plan for the remainder of the year.
The Company intends to take the following steps to improve the RCOI and due diligence conducted to further identify and mitigate the risk that our products contain Conflict Minerals from sources that support conflict in the Covered Countries:
•Further collaboration with our third-party compliance partner, Assent, to raise supplier survey response rates, as well as implement best practice supplier education and engagement initiatives.
•Increase the response rate from our suppliers to 90%.
•Engage, as needed, with suppliers and direct them to training resources to increase knowledge, increase response rates, and improve the reliability of responses.
•Continue to work with the company supply chain managers to increase their understanding of the program and the need for continuous improvement.
•If applicable, upon learning of a supplier found to be supplying 3TGs from sources that support conflict in the Covered Countries, establish an alternative source that does not support such conflict.
•Continue to monitor the OECD and relevant trade associations to incorporate best practices to improve our processes and leverage our supply chain in accordance with OECD Guidance.
•Investigate and act on recommendations from our internal review process.

Appendix A

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	RMI Audit Status
Tungsten	A.L.M.T. Corp.	Japan	CID000004	Conformant
Gold	Advanced Chemical Company	United States Of America	CID000015	Conformant
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	CID000035	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058	Conformant
Gold	Argor-Heraeus S.A.	Switzerland	CID000077	Conformant
Gold	Asahi Pretec Corp.	Japan	CID000082	Conformant
Gold	Asaka Riken Co., Ltd.	Japan	CID000090	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	CID000103	Outreach Required
Tungsten	Kennametal Huntsville	United States Of America	CID000105	Conformant
Gold	Aurubis AG	Germany	CID000113	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128	Conformant
Gold	Boliden AB	Sweden	CID000157	Conformant
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176	Conformant
Gold	Caridad	Mexico	CID000180	Outreach Required
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185	Conformant
Gold	Cendres + Metaux S.A.	Switzerland	CID000189	Conformant
Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197	Outreach Required
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	CID000211	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218	Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228	Conformant
Gold	Chimet S.p.A.	Italy	CID000233	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258	Conformant
Gold	Chugai Mining	Japan	CID000264	Conformant
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	CID000281	Outreach Required
Tin	Alpha	United States Of America	CID000292	Conformant
Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309	Active
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343	In Communication
Gold	DSC (Do Sung Corporation)	Korea, Republic Of	CID000359	Conformant
Gold	Dowa	Japan	CID000401	Conformant
Tin	Dowa	Japan	CID000402	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425	Conformant
Tin	EM Vinto	Bolivia (Plurinational State Of)	CID000438	Conformant
Tin	Estanho de Rondonia S.A.	Brazil	CID000448	Conformant
Tantalum	F&X Electro-Materials Ltd.	China	CID000460	Conformant
Tin	Fenix Metals	Poland	CID000468	Conformant
Gold	OJSC Novosibirsk Refinery	Russian Federation	CID000493	Non Conformant
Gold	Refinery of Seemine Gold Co., Ltd.	China	CID000522	Outreach Required
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555	Conformant
Tungsten	Global Tungsten & Powders Corp.	United States Of America	CID000568	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	CID000616	Conformant

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	CID000651	Outreach Required
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671	Outreach Required
Gold	LT Metal Ltd.	Korea, Republic Of	CID000689	Conformant
Gold	Heimerle + Meule GmbH	Germany	CID000694	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	CID000711	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CID000766	Conformant
Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767	Outreach Required
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	CID000769	Conformant
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773	Outreach Required
Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of	CID000778	Communication Suspended - Not Interested
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807	Conformant
Gold	Istanbul Gold Refinery	Turkey	CID000814	Conformant
Gold	Japan Mint	Japan	CID000823	Conformant
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825	Conformant
Gold	Jiangxi Copper Co., Ltd.	China	CID000855	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	CID000875	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917	Conformant
Gold	Asahi Refining USA Inc.	United States Of America	CID000920	Conformant
Gold	Asahi Refining Canada Ltd.	Canada	CID000924	Conformant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927	RMI Due Diligence Review - Unable to Proceed
Gold	JSC Uralelectromed	Russian Federation	CID000929	Non Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937	Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942	Non Conformant
Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956	In Communication
Gold	Kazzinc	Kazakhstan	CID000957	Conformant
Tungsten	Kennametal Fallon	United States Of America	CID000966	Conformant
Gold	Kennecott Utah Copper LLC	United States Of America	CID000969	Conformant
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981	Conformant
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029	Non Conformant
Gold	L'azurde Company For Jewelry	Saudi Arabia	CID001032	RMI Due Diligence Review - Unable to Proceed
Gold	Lingbao Gold Co., Ltd.	China	CID001056	Outreach Required
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	CID001058	Outreach Required
Tin	China Tin Group Co., Ltd.	China	CID001070	Conformant
Tantalum	LSM Brasil S.A.	Brazil	CID001076	Conformant
Gold	LS-NIKKO Copper Inc.	Korea, Republic Of	CID001078	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093	Outreach Required
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105	Conformant
Gold	Materion	United States Of America	CID001113	Conformant
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119	Conformant

Tin	Metallic Resources, Inc.	United States Of America	CID001142	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152	Conformant
Gold	Metalor Technologies S.A.	Switzerland	CID001153	Conformant
Gold	Metalor USA Refining Corporation	United States Of America	CID001157	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163	Conformant
Tin	Mineracao Taboca S.A.	Brazil	CID001173	Conformant
Tantalum	Mineracao Taboca S.A.	Brazil	CID001175	Conformant
Tin	Minsur	Peru	CID001182	Conformant
Gold	Mitsubishi Materials Corporation	Japan	CID001188	Conformant
Tin	Mitsubishi Materials Corporation	Japan	CID001191	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193	Conformant
Tantalum	NPM Silmet AS	Estonia	CID001200	Conformant
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204	Non Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231	Conformant
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236	Conformant
Gold	Nihon Material Co., Ltd.	Japan	CID001259	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277	Conformant
Tin	Novosibirsk Processing Plant Ltd.	Russian Federation	CID001305	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	CID001326	Non Conformant
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)	CID001337	Conformant
Gold	PAMP S.A.	Switzerland	CID001352	Conformant
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362	Outreach Required
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386	Non Conformant
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397	Conformant
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399	Conformant
Tin	PT Babel Inti Perkasa	Indonesia	CID001402	Conformant
Tin	PT Babel Surya Alam Lestari	Indonesia	CID001406	Conformant
Tin	PT Belitung Industri Sejahtera	Indonesia	CID001421	Outreach Required
Tin	PT Bukit Timah	Indonesia	CID001428	Conformant
Tin	PT Mitra Stania Prima	Indonesia	CID001453	Conformant
Tin	PT Panca Mega Persada	Indonesia	CID001457	Outreach Required
Tin	PT Prima Timah Utama	Indonesia	CID001458	Conformant
Tin	PT Refined Bangka Tin	Indonesia	CID001460	Conformant
Tin	PT Sariwiguna Binasentosa	Indonesia	CID001463	Conformant
Tin	PT Stanindo Inti Perkasa	Indonesia	CID001468	Conformant
Tin	PT Timah Tbk Kundur	Indonesia	CID001477	Conformant
Tin	PT Timah Tbk Mentok	Indonesia	CID001482	Conformant
Tin	PT Timah Nusantara	Indonesia	CID001486	Active
Tin	PT Tinindo Inter Nusa	Indonesia	CID001490	Conformant
Tin	PT Tommy Utama	Indonesia	CID001493	In Communication

Gold	PX Precinox S.A.	Switzerland	CID001498	Conformant
Tantalum	QuantumClean	United States Of America	CID001508	Conformant
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522	Conformant
Gold	Royal Canadian Mint	Canada	CID001534	Conformant
Tin	Rui Da Hung	Taiwan, Province Of China	CID001539	Conformant
Gold	Sabin Metal Corp.	United States Of America	CID001546	Communication Suspended - Not Interested
Gold	Samduck Precious Metals	Korea, Republic Of	CID001555	Conformant
Gold	Samwon Metals Corp.	Korea, Republic Of	CID001562	Communication Suspended - Not Interested
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585	Conformant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619	Outreach Required
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756	Non Conformant
Tin	Soft Metais Ltda.	Brazil	CID001758	Conformant
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China	CID001761	Conformant
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798	Conformant
Gold	Super Dragon Technology Co., Ltd.	China	CID001810	Outreach Required
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875	Conformant
Tantalum	Telex Metals	United States Of America	CID001891	Conformant
Tin	Thaisarco	Thailand	CID001898	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909	Outreach Required
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	CID001916	Conformant
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938	Conformant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947	Outreach Required
Gold	Torecom	Korea, Republic Of	CID001955	Conformant
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980	Conformant
Gold	United Precious Metal Refining, Inc.	United States Of America	CID001993	Conformant
Gold	Valcambi S.A.	Switzerland	CID002003	Conformant
Tin	VQB Mineral and Trading Group JSC	Viet Nam	CID002015	Outreach Required
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030	Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082	Conformant
Gold	Yamakin Co., Ltd.	Japan	CID002100	Conformant
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158	Conformant

Tin	Yunnan Tin Company Limited	China	CID002180	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243	Conformant
Gold	Morris and Watson	New Zealand	CID002282	In Communication
Gold	SAFINA A.S.	Czechia	CID002290	Conformant
Gold	Guangdong Jinding Gold Limited	China	CID002312	Outreach Required
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	CID002313	Communication Suspended - Not Interested
Gold	Umicore Precious Metals Thailand	Thailand	CID002314	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321	Conformant
Tin	CV Venus Inti Perkasa	Indonesia	CID002455	Active
Gold	Geib Refining Corporation	United States Of America	CID002459	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	CID002468	Conformant
Tin	PT Tirus Putra Mandiri	Indonesia	CID002478	Outreach Required
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494	Conformant
Tin	Melt Metais e Ligas S.A.	Brazil	CID002500	Outreach Required
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	CID002502	Conformant
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503	Conformant
Tantalum	D Block Metals, LLC	United States Of America	CID002504	Conformant
Tantalum	FIR Metals & Resource Ltd.	China	CID002505	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	CID002513	Conformant
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515	RMI Due Diligence Review - Unable to Proceed
Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China	CID002516	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517	Conformant
Gold	Shandong Humon Smelting Co., Ltd.	China	CID002525	Outreach Required
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527	Outreach Required
Tantalum	KEMET Blue Metals	Mexico	CID002539	Conformant
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541	Conformant
Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany	CID002542	Conformant
Tungsten	Masan Tungsten Chemical LLC (MTC)	Viet Nam	CID002543	Conformant
Tantalum	H.C. Starck Co., Ltd.	Thailand	CID002544	Conformant

Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany	CID002545	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	CID002547	Conformant
Tantalum	H.C. Starck Inc.	United States Of America	CID002548	Conformant
Tantalum	H.C. Starck Ltd.	Japan	CID002549	Conformant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany	CID002550	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551	Conformant
Tantalum	Global Advanced Metals Boyertown	United States Of America	CID002557	Conformant
Tantalum	Global Advanced Metals Aizu	Japan	CID002558	Conformant
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560	Conformant
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561	Conformant
Gold	International Precious Metal Refiners	United Arab Emirates	CID002562	In Communication
Gold	Kaloti Precious Metals	United Arab Emirates	CID002563	RMI Due Diligence Review - Unable to Proceed
Gold	Sudan Gold Refinery	Sudan	CID002567	Outreach Required
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	CID002572	Non Conformant
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002573	Outreach Required
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002574	Outreach Required
Gold	T.C.A S.p.A	Italy	CID002580	Conformant
Gold	REMONDIS PMR B.V.	Netherlands	CID002582	Conformant
Gold	Fujairah Gold FZC	United Arab Emirates	CID002584	Outreach Required
Gold	Industrial Refining Company	Belgium	CID002587	Non Conformant
Gold	Shirpur Gold Refinery Ltd.	India	CID002588	Outreach Required
Tungsten	Niagara Refining LLC	United States Of America	CID002589	Conformant
Gold	Korea Zinc Co., Ltd.	Korea, Republic Of	CID002605	Conformant
Gold	Marsam Metals	Brazil	CID002606	Conformant
Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615	Conformant
Tungsten	China Molybdenum Co., Ltd.	China	CID002641	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	CID002645	Conformant
Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649	Conformant
Tin	PT Cipta Persada Mulia	Indonesia	CID002696	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	CID002703	Outreach Required
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706	Conformant
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707	Conformant
Gold	Abington Reldan Metals, LLC	United States Of America	CID002708	Non Conformant
Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724	Conformant
Tin	Super Ligas	Brazil	CID002756	Active
Gold	SAAMP	France	CID002761	Conformant
Gold	L'Orfebre S.A.	Andorra	CID002762	Conformant
Gold	8853 S.p.A.	Italy	CID002763	Conformant
Gold	Italpreziosi	Italy	CID002765	Conformant
Tin	Metallo Belgium N.V.	Belgium	CID002773	Conformant
Tin	Metallo Spain S.L.U.	Spain	CID002774	Conformant
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778	Conformant

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779	Conformant
Tin	PT Sukses Inti Makmur	Indonesia	CID002816	Active
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	CID002830	Conformant
Tungsten	ACL Metais Eireli	Brazil	CID002833	Conformant
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Viet Nam	CID002834	Conformant
Tin	PT Menara Cipta Mulia	Indonesia	CID002835	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842	Conformant
Tungsten	Moliren Ltd.	Russian Federation	CID002845	Conformant
Gold	AU Traders and Refiners	South Africa	CID002850	Non Conformant
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India	CID002852	Active
Gold	Sai Refinery	India	CID002853	Outreach Required
Gold	Modeltech Sdn Bhd	Malaysia	CID002857	Non Conformant
Tin	Modeltech Sdn Bhd	Malaysia	CID002858	Non Conformant
Gold	Bangalore Refinery	India	CID002863	Conformant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865	Outreach Required
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867	Outreach Required
Gold	Pease & Curren	United States Of America	CID002872	Communication Suspended - Not Interested
Gold	JALAN & Company	India	CID002893	Outreach Required
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of	CID002918	Conformant
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919	Conformant
Gold	Safimet S.p.A	Italy	CID002973	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116	Conformant
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153	Outreach Required
Gold	African Gold Refinery	Uganda	CID003185	Outreach Required
Gold	Gold Coast Refinery	Ghana	CID003186	Outreach Required
Gold	NH Recytech Company	Korea, Republic Of	CID003189	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190	Conformant
Tin	PT Bangka Serumpun	Indonesia	CID003205	Conformant
Tin	Pongpipat Company Limited	Myanmar	CID003208	Outreach Required
Gold	QG Refining, LLC	United States Of America	CID003324	Outreach Required
Tin	Tin Technology & Refining	United States Of America	CID003325	Conformant
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348	Outreach Required
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356	Non Conformant
Tin	Ma'anshan Weitai Tin Co., Ltd.	China	CID003379	Conformant
Tin	PT Masbro Alam Stania	Indonesia	CID003380	Active
Tin	PT Rajawali Rimba Perkasa	Indonesia	CID003381	Conformant
Gold	CGR Metalloys Pvt Ltd.	India	CID003382	Outreach Required
Gold	Sovereign Metals	India	CID003383	Outreach Required
Tin	Luna Smelter, Ltd.	Rwanda	CID003387	Conformant
Tungsten	KGETS Co., Ltd.	Korea, Republic Of	CID003388	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397	Non Conformant
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China	CID003401	Conformant
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China	CID003407	Conformant

Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	CID003408	Conformant
Tin	Precious Minerals and Smelting Limited	India	CID003409	Non Conformant
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410	Outreach Required
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	CID003416	Active
Tungsten	GEM Co., Ltd.	China	CID003417	Conformant
Gold	C.I Metales Procesados Industriales SAS	Colombia	CID003421	Active
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425	Conformant
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427	Active
Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449	Active
Gold	Augmont Enterprises Private Limited	India	CID003461	Active
Gold	Kundan Care Products Ltd.	India	CID003463	In Communication
Tungsten	Cronimet Brasil Ltda	Brazil	CID003468	Conformant
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486	Active
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487	In Communication
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488	In Communication
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489	In Communication
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490	In Communication
Gold	K.A. Rasmussen	Norway	CID003497	Outreach Required
Gold	Alexy Metals	United States Of America	CID003500	Active
Tin	CRM Synergies	Spain	CID003524	Conformant
Gold	Sancus ZFS (L’Orfebre, SA)	Colombia	CID003529	Active
Gold	Sellem Industries Ltd.	Mauritania	CID003540	Communication Suspended - Not Interested
Gold	MD Overseas	India	CID003548	In Communication
Tungsten	Artek LLC	Russian Federation	CID003553	Outreach Required
Gold	Metallix Refining Inc.	United States Of America	CID003557	In Communication
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575	Conformant
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	CID003582	Conformant
Tantalum	Yancheng Jinye New Material Technology Co., Ltd.	China	CID003583	Conformant
Tungsten	Fujian Xinlu Tungsten	China	CID003609	Conformant
Tungsten	OOO “Technolom” 2	Russian Federation	CID003612	Active
Tungsten	OOO “Technolom” 1	Russian Federation	CID003614	Active